UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) – JANUARY 21, 2010
Commission File Number: 333-144973

LIBERTY CAPITAL ASSET MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	56-2646797
(State or jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2470 St. Rose Parkway, Suite 314, Henderson, NV
Henderson, NV  89074
(Address of principal executive offices, including zip code)

(702)  914-4300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 21, 2010,  by shareholder approval, Liberty Capital Asset Management, Inc. (the “Company”) completed the Asset Purchase Agreement, (“Agreement”) dated November 23, 2009, with Las Vegas Railway Express (“LVRE”) to acquire 100% of the issued and outstanding stock of LVRE for the total consideration of twenty million common shares, four million of which will be paid at closing and the remaining sixteen million shares are to be received by LVRE according to a performance schedule contained within the agreement, 2,000,000 shares upon the procurement of an approval from Union Pacific Railroad to allow the Company to operate a passenger train over Union Pacific trackage; 2,000,000 shares upon the procurement of an approval from BNSF to allow the operation of a passenger train over BNSF trackage; 4,000,000 shares upon procurement of a train railset of passenger cars either under a lease or purchase by LVRE to be operated on the planned route; 4,000,000 shares upon procurement of a train haulage agreement of passenger cars by any approved haulage company such as Amtrak, Herzog, Rail America or any Class 1 railroad company and 4,000,000 shares upon the first actual operating run on the planned route.   The market price of the shares on November 23, 2009 was $0.04 per share.

Las Vegas Railway Express ownership consist of a 78.4% interest by Allegheny Nevada Holdings, of which Michael Barron, CEO and Director of Liberty Capital Asset Management, is a primary shareholder and 1.9% owned by Joseph Cosio Barron, Officer and Director.

As of January 21, 2010, there were 17,589,686 common shares issued and outstanding. The following table represents the Beneficial Ownership of the Company after the issuance of the 4,000,000 shares at closing to LVRE, resulting in 21,589,686 common shares issued and outstanding:

Shareholder	Address	Shares	%
Las Vegas Railway Express	Las Vegas, NV	4,000,000	18.5%
JMW Fund, LLC	Pasadena, CA	2,584,477	12.0%
Allegheny Nevada Holdings Corporation	Henderson, NV	2,402,728	11.1%
San Gabriel Fund, LLC	Pasadena, CA	1,421,694	6.6%
CBS Consultants Inc	Henderson, NV	1,296,729	6.0%
James Capital	Spokane, WA	1,350,000	6.3%

LVRE will become a wholly owned subsidiary of Liberty Capital Asset Management, as well as its primary business.   LVRE is a start-up concept with no revenues, but management believes the prospect of restoring conventional passenger rail service to the Los Angeles to Las Vegas corridor has merit. LVRE has made substantial progress with the Class 1 railroad companies and Amtrak toward making the service a reality.

See Item 8.01.

ITEM 3.02        UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01.

ITEM 8.01        OTHER EVENTS

On January 21, 2010, the Company held its Annual Meeting of Stockholders at its corporate office ,2470 St Rose Parkway, Suite 314, Henderson, Nevada.  The Company had previously appointed Empire Stock Transfer Services to act as Inspector of Elections.  The Board of Directors had established November 24, 2009 as the record date for the determination of stockholders entitled to vote at the meeting.  As of the record date there were 17,589,686 shares outstanding.  The following proposals were voted FOR, with a total of 12,410,191 votes cast, representing 70.55% of the voting shares:

(1)
To elect the following three directors of the Company to serve until the next annual meeting and until their successors are elected and qualified; -- Michael A. Barron, Joseph Cosio-Barron and Theresa Carlise.;

(2)	To approve the Asset Purchase Agreement between Liberty Capital Asset Management, Inc. and Las Vegas Railway Express;

(3)	To amend the Articles of Incorporation to effectuate a name change from Liberty Capital Asset Management, Inc. to Las Vegas Railway Express;

(4)	To approve the adoption of the amended bylaws of the corporation changing the corporation’s primary business as amended in Proposal 2;

(5)	To amend the Articles of Incorporation to increase the authorized common stock from 75,000,000 to 200,000,000;

(6)	To ratify the appointment of Hamilton P.C., as independent auditors of the Company for the fiscal year ending March 31, 2010.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired. As permitted by Item 9.01(a)(4)of Form 8-K, the Registrant will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K which will be filed by the Securities and Exchange Commission by April 2, 2010.

(b) Pro Forma Financial Information. As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K which will be filed with the Securities and Exchange Commission by April 2, 2010.

(c) Not applicable.

(d) The following exhibits are included with his Report:

Exhibit No.	Description

10.1	Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2010	Liberty Capital Asset Management, Inc.

By: /s/ Michael A. Barrron
Chief Executive Officer